EXHIBIT 21.1

HF SINCLAIR CORPORATION

SUBSIDIARIES OF REGISTRANT

Name of Entity	State or Country of Incorporation or Organization

7037619 Canada Inc.	Canada

Artesia PTU LLC	Delaware

Artesia Renewable Diesel Company LLC	Delaware

Black Eagle LLC	Delaware

Cheyenne Logistics LLC(1)	Delaware

Cheyenne Pipeline LLC (joint venture)(1)	Texas

Cheyenne Renewable Diesel Company LLC	Delaware

Cushing Connect Pipeline & Terminal LLC (joint venture)(1)	Delaware

Cushing Connect Pipeline Holdings LLC (joint venture subsidiary)(1)	Delaware

Cushing Connect Terminal Holdings LLC (joint venture subsidiary)(1)	Delaware

Eagle Consolidation LLC	Delaware

El Dorado Logistics LLC(1)	Delaware

El Dorado Operating LLC(1)	Delaware

El Dorado Osage LLC(1)	Delaware

El Paso Operating LLC	Delaware

Ethanol Management Company LLC	Delaware

Frontier Aspen LLC(1)	Delaware

Frontier Pipeline LLC	Delaware

Frontier Refining & Marketing LLC	Delaware

HEP Cheyenne LLC(1)	Delaware

HEP Cushing LLC(1)	Delaware

HEP El Dorado LLC(1)	Delaware

HEP Fin-Tex/Trust-River, L.P.(1)	Texas

HEP Logistics GP, L.L.C.(1)	Delaware

HEP Logistics Holdings, L.P.	Delaware

HEP Mountain Home, L.L.C.(1)	Delaware

HEP Navajo Southern, L.P.(1)	Delaware

HEP Oklahoma LLC(1)	Delaware

HEP Pipeline Assets, Limited Partnership(1)	Delaware

HEP Pipeline GP, L.L.C.(1)	Delaware

HEP Pipeline, L.L.C.(1)	Delaware

HEP Refining Assets, L.P.(1)	Delaware

HEP Refining GP, L.L.C.(1)	Delaware

HEP Refining, L.L.C.(1)	Delaware

HEP Tulsa LLC(1)	Delaware

HEP UNEV Holdings LLC(1)	Delaware

HEP UNEV Pipeline LLC(1)	Delaware

Name of Entity	State or Country of Incorporation or Organization

HEP Woods Cross, L.L.C.(1)	Delaware

Hippo Holding LLC	Delaware

Holly Energy Finance Corp.(1)	Delaware

Holly Energy Holdings LLC(1)	Delaware

Holly Energy Partners – Operating, L.P.(1)	Delaware

Holly Energy Partners, L.P.(1)	Delaware

Holly Energy Storage – Lovington LLC(1)	Delaware

Holly Logistic Services, L.L.C.	Delaware

Holly Logistics Limited LLC	Delaware

Holly Petroleum, Inc.	Delaware

Holly Refining Communications, Inc.	Delaware

HollyFrontier Asphalt Company LLC	Delaware

HollyFrontier Cheyenne Refining LLC	Delaware

HollyFrontier Corporation	Delaware

HollyFrontier Cyprus Limited	Cyprus

HollyFrontier El Dorado Refining LLC	Delaware

HollyFrontier Holdings LLC	Delaware

HollyFrontier LSP Brand Strategies LLC	Delaware

HollyFrontier LSP Europe B.V.	Netherlands

HollyFrontier LSP Holdings LLC	Delaware

HollyFrontier LSP Latin America Holdings LLC	Delaware

HollyFrontier LSP Mexico S. de R.L. de C.V.	Mexico

HollyFrontier LSP Services LLC	Delaware

HollyFrontier LSP US Holdings LLC	Delaware

HollyFrontier Luxembourg Holding Company	Luxembourg

HollyFrontier Navajo Refining LLC	Delaware

HollyFrontier Netherlands B.V.	Netherlands

HollyFrontier Payroll Services, Inc.	Delaware

HollyFrontier Puget Sound Refining LLC	Delaware

HollyFrontier Refining & Marketing LLC	Delaware

HollyFrontier Renewables Holding Company LLC	Delaware

HollyFrontier Renewables Marketing LLC	Delaware

HollyFrontier Services LLC	Delaware

HollyFrontier Transportation LLC	Delaware

HollyFrontier Tulsa Refining LLC	Delaware

HollyFrontier Woods Cross Refining LLC	Delaware

Hollymarks, LLC	Delaware

HRM Realty, LLC	Delaware

Jia Shi Lubricants Trading (Shanghai) Co. Ltd.	China

Lea Refining Company	Delaware

Lovington-Artesia, L.L.C.(1)	Delaware

Navajo Holdings, Inc.	New Mexico

Navajo Pipeline Co., L.P.(1)	Delaware

Name of Entity	State or Country of Incorporation or Organization

Navajo Pipeline GP, L.L.C.	Delaware

Navajo Pipeline LP, L.L.C.	Delaware

NWNAL LLC(1)	Delaware

Osage Pipe Line Company, LLC (joint venture)(1)	Delaware

Petro-Canada America Lubricants LLC(2)	Delaware

Petro-Canada Europe Lubricants Limited	U.K.

Petro-Canada Lubricants Inc.	Canada

Qingdao Sonneborn Refined Products Co., Ltd.	China

Rawlins PTU LLC	Delaware

Red Giant Oil Company LLC	Delaware

Roadrunner Pipeline, L.L.C.(1)	Delaware

Sinclair Casper Refining Company LLC	Wyoming

Sinclair Crude Company LLC	Wyoming

Sinclair Field Services LLC	Wyoming

Sinclair Golf Course LLC	Wyoming

Sinclair Logistics LLC(1)	Delaware

Sinclair Oil LLC	Delaware

Sinclair Oil LLC	Wyoming

Sinclair Pipeline Company LLC(1)	Delaware

Sinclair Transportation Company LLC(1) (3)	Delaware

Sinclair Trucking Company LLC	Wyoming

Sinclair Tulsa Refining Company LLC	Wyoming

Sinclair Wyoming Refining Company LLC	Wyoming

SLC Pipeline LLC(1)	Delaware

Sonneborn do Brasil Reprecentacoes Comerciais LTDA	Brazil

Sonneborn Refined Products B.V.	Netherlands

Sonneborn US Holdings LLC	Delaware

Sonneborn, LLC	Delaware

UNEV Pipeline, LLC(1)	Delaware

Wainoco Oil and Gas Company	Delaware

Wainoco Resources, Inc.	Delaware

Woods Cross Operating LLC(1)	Delaware

Wyoming Renewable Diesel Company LLC	Wyoming

(1)	Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.
(2)	Petro-Canada America Lubricants LLC also does business as Intelligro.
(3)	Sinclair Transportation Company LLC also does business as Denver Products Company, Sinclair Terminal Company and Sinclair Pipeline Company.